Exhibit 99.3

ALTERRA CAPITAL ANNOUNCES $0.12 DIVIDEND AND INCREASE IN SHARE REPURCHASE PLAN OF $200 MILLION

HAMILTON, BERMUDA, November 2, 2010—Alterra Capital Holdings Limited (NASDAQ: ALTE; BSX: ALTE.BH) (“Alterra”) announced today that the Company’s Board of Directors declared a dividend of $0.12 per share. The dividend is payable on November 30, 2010, to shareholders of record as of November 16, 2010.

In addition, on November 2, 2010, Alterra’s Board of Directors authorized an increase in the share repurchase plan of $200.0 million. Following this authorization, the amount available as of November 2, 2010 is $222.7 million.

Alterra Capital Holdings Limited is a global enterprise dedicated to providing diversified specialty insurance and reinsurance products to corporations, public entities and property and casualty insurers. Alterra was formed on May 12, 2010 by the merger of Max Capital Group Ltd. and Harbor Point Limited.

Cautionary Note Regarding Forward-Looking Statements

This release may include forward-looking statements that reflect Alterra’s current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those suggested by such statements. For further information regarding cautionary statements and factors affecting Alterra’s future results, please refer to the most recent reports on Form 10-K and Form 10-Q and other documents filed by Alterra with the SEC. Alterra undertakes no obligation to update or revise publicly any forward-looking statement whether as a result of new information, future developments or otherwise.

Contacts Susan Spivak Bernstein Senior Vice President susan.spivak@alterra-bm.com 1-212-898-6640	Roanne Kulakoff or Peter Hill Kekst and Company roanne-kulakoff@kekst.com peter-hill@kekst.com 1-212-521-4800